Exhibit 31.2

Certifications under Section 302 of the Sarbanes-Oxley Act of 2002

Certification of Chief Financial Officer

I, Lorelle L. Fritsch, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Hampton Roads Bankshares, Inc. (this “Report”) for the period ended December 31, 2009;
2.
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date:           July 12, 2010                                                      /s/ Lorelle L. Frtisch
Lorelle L. Fritsch
Acting Chief Financial Officer